SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENERAL ELECTRIC CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-1500700
(State of incorporation or organization)	(I.R.S. employer identification number)

3135 Easton Turnpike	06828
Fairfield, Connecticut	(Zip Code)
(Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the follow box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the follow box. [  ]

Securities Act registration statement file number to which this form relates: 333-132807

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on which
be so registered	each class is to be registered

6.00% Notes due	New York Stock Exchange
April 24, 2047

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the 6.00% Notes due April 24, 2047 (the “Notes”) of General Electric Capital Corporation, a Delaware corporation (the “Registrant”), registered hereby is contained under the heading “Description of the PINES” in the pricing supplement and “Description of the Notes” in the prospectus supplement and under the heading “Description of Debt Securities” in the prospectus thereto forming a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-132807) filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2006, as declared effective by the Commission on March 29, 2006 and is hereby incorporated herein by reference.

     The Registrant has filed an application to list the Notes on The New York Stock Exchange, Inc. (the “NYSE”). As of the date this registration statement is filed with the Commission, the NYSE has approved the Notes for listing, subject to notice of official issuance. This Registration on Form 8-A is being filed to list the Notes on the NYSE.

Item 2. Exhibits.

     See Exhibit Index.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant, General Electric Capital Corporation, has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kathryn A. Cassidy
Kathryn A. Cassidy
Title: Senior Vice President-Corporate Treasury and
Global Funding Operation

Dated: April 26, 2007

EXHIBIT INDEX

Exhibit
No.	Description

4(a)	Amended and Restated General Electric Capital Corporation Standard Global Multiple Series Indenture Provisions dated as of February 27, 1997 (incorporated by reference to Exhibit No. 4(a) to the Company’s Registration Statement on Form S-3 (No. 333-59707)).

4(b)	Third Amended and Restated Indenture dated as of February 27, 1997 between the Company and The Bank of New York, as successor trustee (incorporated by reference to Exhibit 4(c) to the Company’s Registration Statement on Form S-3 (No. 333-59707)).

4(c)	Form of Global Medium-Term Notes, Series A, Fixed Rate Registered Note (incorporated by reference to Exhibit 4(m) to the Company’s Registration Statement on Form S-3 (No. 333-100527)).

24	Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-3 (No. 333-132807)).